SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) July 11, 2001


               AEI INCOME & GROWTH FUND 23 LLC
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




          000-30449                     41-1922579
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
              (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On July 11, 2001, the LLC purchased a 44% interest in a newly constructed Razzoo's restaurant in Alpharetta, Georgia from Razzoo's, Inc. The total cash purchase price of the land and building was approximately $3,792,100. The remaining interests in the property are owned by AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Real Estate Fund XVIII Limited Partnership and AEI Private Net Lease Millennium Fund Limited Partnership, affiliates of the LLC. Razzoo's, Inc. is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of Limited Membership Units.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.  -
             Not    Applicable.     Property    was    newly
             constructed.

         (b) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the LLC had acquired the property on January 1, 2000, the LLC's Investments in Real Estate would have increased by $1,668,524 and its Current Assets (cash) would have decreased by $1,668,524.

             The Total Income for the LLC would have increased from $432,076 to $558,816 for the year ended December 31, 2000 and from $228,724 to $232,028 for the three months ended March 31, 2001 if the LLC had owned the property during the periods.

             Depreciation Expense would have increased by $39,751 and $9,938 for the year ended December
             31, 2000 and the three months ended March 31, 2001, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $249,341 to $336,330 and to decrease from $127,587 to $120,953, which would have resulted in Net Income of $53.05 and $10.45 per Limited Membership Unit outstanding for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

         (c) Exhibits

               Exhibit    10.1   -    Net    Lease
                          Agreement  dated  June  30,   2000
                          between   the  LLC  and  Razzoo's,
                          Inc.  relating to the property  at
                          5970    North    Point    Parkway,
                          Alpharetta,  Georgia (incorporated
                          by  reference to Exhibit  10.2  of
                          Form   10-QSB   filed   with   the
                          Commission on August 2, 2000).


               Exhibit    10.2   First Amendment  to
                          Net  Lease  Agreement  dated  July
                          11,  2001 between the LLC, AEI Net
                          Lease  Income  & Growth  Fund  XIX
                          Limited   Partnership,  AEI   Real
                          Estate    Fund    XVIII    Limited
                          Partnership,   AEI   Private   Net
                          Lease   Millennium  Fund   Limited
                          Partnership  and  Razzoo's,   Inc.
                          relating to the property  at  5970
                          North  Point  Parkway, Alpharetta,
                          Georgia.


                         SIGNATURES

        Pursuant  to  the  requirements  of  the  Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          AEI INCOME & GROWTH FUND 23 LLC

                          By:  AEI Fund Management XXI, Inc.
                         Its:  Managing Member


Date:  July 25, 2001          /s/ Mark E Larson
                          By:     Mark E. Larson
                                  Its Chief Financial Officer
                                  (Principal Accounting and
                                  Financial Officer)